CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated October 29, 2012 on Dreyfus Municipal Bond Fund for the fiscal year ended August 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-56878 and 811-2653) of Dreyfus Bond Funds, Inc.

ERNST & YOUNG LLP

New York, New York
December 26, 2012